   Exhibit 99.1

 FISCHER-WATT

 GOLD COMPANY, INC.

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                2582 Taft Court, Lakewood, Colorado 80215, USA                     PH:(303) 232-0292  FAX:(303) 232-0399

NEWS   RELEASE

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FISCHER-WATT CONVERTS ITS OBLIGATIONS TO A ROYALTY.

Denver, CO – July 13, 2011 – Fischer-Watt Gold Company, Inc. (OTCQB: FWGO) has renegotiated its debt and property interests with Tournigan Energy Ltd. (“TVC”) concerning its uranium properties in the western United States. TVC has agreed to defer receipt of its debt and property interests by converting these Fischer-Watt liabilities to a 2% net smelter return (“NSR”) royalty interest on uranium properties within Fischer-Watt’s current areas of work.

Under the terms of its existing agreement with TVC, Fischer-Watt had the following obligations:

a)

$600,000 remained owing to TVC, payable from 50% of the proceeds of future equity financings;

b)

TVC retained a 30% carried interest on Fischer-Watt’s uranium properties in Wyoming, South Dakota and Arizona through to feasibility on any project on these properties;

c)

After completion of a feasibility on a project, TVC could elect to convert its interest to a 30% contributory working interest in the project, or its interest would be diluted to a 5% net profits interest.

Under the renegotiated terms TVC will:

a)

Forgive the $600,000 payable;

b)

Convert its interests in Fischer-Watt’s properties to a 2% NSR royalty up to a maximum of $10,000,000;

c)

Fischer-Watt is entitled to buy back up to half of this royalty  for $3,000,000 at any time up to July 13, 2016 and thereby reduce the remaining royalty to a 1% NSR royalty capped at $5,000,000;

d)

The NSR royalty will apply to any uranium production by Fischer-Watt in the Wyoming counties of Carbon, Fremont, Sublette and Sweetwater and the South Dakota county of Fall River. These are all areas where Fischer-Watt currently holds uranium property interests.

Peter Bojtos, President and CEO of Fischer-Watt commented that; “We are very grateful that TVC was willing to renegotiate our previous agreement whereby they converted debt and property interests into a longer term royalty interest. This now allows Fischer-Watt to have a stronger chance of completing contemplated financings and possible ventures with others.”

The amended agreement has been approved by the Boards of both Fischer-Watt and TVC with Peter Bojtos, President and CEO of Fischer-Watt and also a member of TVC’s Board of Directors, declaring his conflict and abstaining from all voting on the subject. The agreement is subject to TSX.V approval, which is anticipated shortly.

About Fischer-Watt.

Fischer-Watt is a U.S. junior mine exploration company traded on the OTCQB under the symbol FWGO. The Company’s management team has a strong background in all facets of the mineral industry especially in exploration, production and financing.

The Company’s focus is directed at advancing its suite of uranium exploration properties. This portfolio of mineral claims and leases on over 18,000 acres in Wyoming, South Dakota and Arizona covers some of the most prospective uranium-bearing geology in the United States.

Nuclear energy generation and the demand for uranium is expected to continue to increase over the coming years, despite the recent tragedy in Japan, as chiefly Asian countries strive to generate large-scale, stable and economical power with a low carbon footprint. Fischer-Watt aims to be a future provider to power utilities of the basic mined source of their needed fuel, a non-enriched product known as yellowcake.

Statements in this release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such statements are not guarantees of future performance and that actual developments or results may vary materially from those projected in the forward-looking statements.

For further information please contact:

Mr. Peter Bojtos  P.Eng.

     or

            Mr. Peter Baxter Jr.

President and CEO

            Managing Director

Fischer-Watt Gold Company, Inc.

                        Baxter Capital Advisors, Inc.

Phones:    303-232-0292                                                         480-656-9355

emails:      info@fischer-watt.com

             pbaxter@moodycapital.com

websites:   www.fischer-watt.com                                          www.moodycapital.com